SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Westbury Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	46-1834307
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 South Main Street
West Bend, Wisconsin	53095
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-184594

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock,” “Our Policy Regarding Dividends” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-184594), initially filed with the SEC on October 25, 2012 and amended on December 14, 2012 and January 28, 2013 (the “Form S-1”), which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Westbury Bancorp, Inc.” and “Description of Capital Stock” in the Registrant’s Prospectus.

Item 2.  Exhibits.

1.                                        Registration Statement on Form S-1 (Registration Number 333-184594) initially filed with the SEC on October 25, 2012 and amended on December 14, 2012 and January 28, 2013.

2.                                        Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form S-1).

3.                                        Bylaws (incorporated by reference to Exhibit 3.2 of the Form S-1).

4.                                        Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WESTBURY BANCORP, INC.

Date: April 8, 2013	By:	/s/ Raymond F. Lipman
Raymond F. Lipman
President, Chief Executive Officer and Chairman